As filed with the Securities and Exchange Commission on December 16, 2009

Registration No. 333-163067

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form S-3

(Amendment No. 1)

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Toreador Resources Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	75-0991164 (I.R.S. Employer Identification Number)

c/o Toreador Holding SAS

9 rue Scribe

75009 Paris, France

+33 1 47 03 34 24

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Craig M. McKenzie

Chief Executive Officer

Toreador Resources Corporation

13760 Noel Road, Suite 1100

Dallas, TX 75240-1383

214-559-3933

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Laurent Faugérolas Willkie Farr & Gallagher LLP 21-23 rue de la Ville l’Evêque 75008 Paris, France	Jon J. Lyman Willkie Farr & Gallagher LLP Citypoint, 1 Ropemaker Street London EC2Y 9HT United Kingdom

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price per Unit (2)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(4)
Common Stock, par value $0.15625 per share
Preferred Stock, par value $1.00 per share
Depositary Shares(5)
Warrants
Subscription Rights(6)
Debt Securities
Share Purchase Contracts(7)
Share Purchase Units(8)
Units

Total			$200,000,000	$11,160	(9)

(1)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(2)

There is being registered hereunder such indeterminate number or amount, as the case may be, of the securities of each identified class as may from time to time be issued at indeterminate prices, in U.S. Dollars or the equivalent thereof denominated in foreign currencies. In no event will the aggregate maximum offering price of all securities issued pursuant to this registration statement exceed $200,000,000, or, if any debt securities are issued with original issue discount, such greater amount as shall result in an aggregate offering price of $200,000,000. The securities registered hereunder may be convertible or exercisable for other securities of any identified class. In addition to the securities that may be issued directly under this registration statement, there is being registered such indeterminate number or amount, as the case may be, of securities of each identified class as may from time to time be issued upon conversion, exchange, settlement or exercise of other securities offered hereunder. Separate consideration may or may not be received for securities that are issued upon the conversion or exchange of, or in exchange for, other securities or that are issued in units or represented by depositary shares offered hereunder. In addition, pursuant to Rule 416 under the Securities Act, the shares of common stock being registered hereunder include such indeterminate number of shares as may be issuable with respect to the common stock being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(3)

The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(4)

Pursuant to Rule 457(o) under the Securities Act, which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price.

(5)	The depositary shares will represent fractional interests in preferred shares, will be issued under one or more deposit agreements and will be evidenced by depositary receipts.
(6)	The subscription rights to purchase common stock, preferred stock, depositary shares or debt securities may be offered without consideration.
(7)	Each share purchase contract obligates the registrant to sell, and the holder thereof to purchase, an indeterminable number of shares of common stock.
(8)	Each share purchase unit will represent an interest in two or more securities or purchase contracts, which may or may not be separable from one another.
(9)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is incomplete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 16, 2009

PROSPECTUS

$200,000,000

Toreador Resources Corporation

Common Stock

Preferred Stock

Depositary Shares

Warrants

Subscription Rights

Debt Securities

Share Purchase Contracts

Share Purchase Units

Units

We may offer, from time to time, common stock, preferred stock, depositary shares, warrants, subscription rights, debt securities, share purchase contracts, share purchase units and units, and we may offer and sell these securities from time to time in one or more offerings.  The aggregate offering price of the securities that we may issue under this prospectus will not exceed $200,000,000.  The securities we offer may be convertible into or exercisable or exchangeable for our other securities.

This prospectus describes the general terms that may apply to the offered securities.  The specific terms will be fully described in a supplement to this prospectus, which may also supplement, update or amend information contained in this prospectus.  You should read this prospectus and the applicable prospectus supplement, together with any documents incorporated by reference, carefully before you invest.

This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement.

We may offer and sell these securities on a continuous or delayed basis, directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods.  The prospectus supplement will provide the specific terms of the plan of distribution.

Our common stock is listed on The NASDAQ Global Market under the symbol “TRGL.”

Investing in these securities involves a high degree of risk.  You should review carefully and consider the risks described under the heading “Risk Factors” on page 2 of this prospectus and in the applicable prospectus supplement and any documents that are incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2009

i

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission (the “SEC”).  We may use it to sell any of the securities, or a combination of the securities, described in this prospectus from time to time in one or more offerings.  This prospectus contains only a general description of the types of securities we may offer.  Each time we sell securities, we will provide a prospectus supplement that describes the specific securities that are being offered and the terms on which they are being offered.  The prospectus supplement may also add, update or change information that is in this prospectus.  If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.  Before purchasing our securities, you should read this prospectus and the prospectus supplement relating to the specific securities, as well as the information described under the heading “Where You Can Find Additional Information.”

You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement, or any “free writing prospectus” we may authorize to be delivered to you.  Toreador Resources Corporation has not authorized any dealer, salesperson or other person to provide you with different information or to make any representations in connection with an offer made by this prospectus other than those contained in it.  If anyone provides you with different or inconsistent information or makes any such representation, you should not rely on it.  We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.  You should assume that the information contained or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus we may authorize to be delivered to you is accurate only as of its respective date.  Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information.  All of the summaries are qualified in their entirety by the actual documents.  Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find Additional Information.”

In this prospectus, references to the terms “Toreador,” “the Company,” “we,” “us,” “our” and similar terms refer to Toreador Resources Corporation and its wholly owned subsidiaries on a consolidated basis, unless we state or the context implies otherwise.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

Certain information included in this prospectus and in the documents we incorporate herein by reference may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The statements contained herein that are not historical facts are considered forward-looking statements and may be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “will,” “may,” “continues,” “should” or words of similar meaning and include, but are not limited to, statements regarding the outlook for our future business and financial performance.  Such forward-looking statements are based on the current beliefs of our management as well as assumptions made by, and information currently available to, them, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict.  Actual outcomes and results may vary materially from these forward-looking statements based on a variety of risks and uncertainties, including:

•                  our success in development, exploitation and exploration activities;

•                  our ability to make planned capital expenditures;

•                  declines in our production of crude oil;

•                  prices for crude oil;

•                  our ability to raise equity capital or incur additional indebtedness;

•                  economic and business conditions;

•                  political and economic conditions in oil-producing countries;

•                  price and availability of alternative fuels;

•                  our acquisition and divestiture activities; and

•                  results of our hedging activities.

Other important factors and information are contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, in the section entitled “Risk Factors,” and our other periodic filings with the SEC.  All forward-looking statements are qualified by these cautionary statements and apply only as of the date they are made.  We undertake no obligation to update any forward-looking statement, whether as a result of new information or future events, or otherwise.

RISK FACTORS

Investing in our securities involves significant risks.  Prior to investing in our securities, in addition to the risks discussed above under “Special Note on Forward-Looking Statements,” you should carefully consider all of the information contained in or incorporated by reference in this prospectus and any prospectus supplement as provided in “Where You Can Find Additional Information,” including our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.  If any of these risks were to occur, it could materially and adversely affect our business, financial condition, liquidity and results of operations and the market price of our shares and any other securities we may issue.

ABOUT TOREADOR RESOURCES CORPORATION

Toreador, a Delaware corporation, is an independent international energy company engaged in the acquisition, development, exploration and production of crude oil.  The Company holds interests in developed and undeveloped oil properties in France and is currently focused on developing the conventional exploration of its French acreage and unconventional exploitation of the Paris Basin Oil Shale.

Our offices in the United States are located at 13760 Noel Road, Suite 1100, Dallas, TX, 75240-1383 (telephone number: (214) 559-3933).  Our principal executive offices are located at c/o Toreador Holding SAS, 9 rue Scribe, 75009 Paris, France (telephone number: +33 1 47 03 34 24).  Our website address is www.toreador.net.  Information contained on our website is not incorporated by reference in this prospectus and should not be considered to be a part of this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our ratio of earnings to fixed charges and preferred stock dividends for the periods indicated.

	Nine Months ended
	September 30, 2009	For the Year Ended December 31,
	(unaudited)	2008	2007	2006	2005	2004

Ratio of earnings to fixed charges	N/A	N/A	N/A	13.31	8.35	N/A

Dollar value of deficiency (in thousands)	$(9,710)	$(1,518)	$(5,928)	N/A	N/A	$(1,986)

Ratio of earnings to combined fixed charges and preference dividends	N/A	N/A	N/A	10.34	2.49	N/A

Dollar value of deficiency (in thousands)	$(9,710)	$(1,518)	$(6,173)	N/A	N/A	$(3,068)

USE OF PROCEEDS

Unless we state otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes, which may include repayment of indebtedness, working capital, capital expenditures and acquisitions.  Pending such uses, we may temporarily invest the net proceeds.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is based upon our Restated Certificate of Incorporation (“Certificate of Incorporation”), our Fourth Amended and Restated Bylaws (“Bylaws”) and applicable provisions of law.  We have summarized certain portions of the Certificate of Incorporation and Bylaws below.  The summary is not complete.  The Certificate of Incorporation and Bylaws are incorporated by reference in the registration statement of which this prospectus forms a part and are exhibits to our Annual Report on Form 10-K for the year ended December 31, 2008.  You should read the Certificate of Incorporation and Bylaws for the provisions that are important to you.

Certain provisions of the Delaware General Corporation Law (the “DGCL”), the Certificate of Incorporation and the Bylaws summarized in the following paragraphs may have an anti-takeover effect.  This may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interests, including those attempts that might result in a premium over the market price for its shares.

General

Our authorized capital stock as stated in our Certificate of Incorporation consists of 30,000,000 shares of common stock, $0.15625 par value per share, and 4,000,000 shares of preferred stock, $1.00 par value per share.

Common Stock

As of December 13, 2009, we had issued and outstanding 21,524,500 shares of our common stock.  Holders of common stock are entitled to one vote for each share held on all matters on which stockholders generally are entitled to vote.  The holders of common stock do not have cumulative voting rights in the election of directors.  Subject to the provisions of law and the rights of the holders of any class or series of stock having a preference as to dividends over the common stock then outstanding, dividends may be paid on the common stock at such times and in such amounts as the Board of Directors (the “Board”) shall determine.  Upon our dissolution, liquidation or winding-up, after the distribution of any preferential amounts to holders of any class or series of stock having a preference over the common stock then outstanding, the holders of our common stock are entitled to receive ratably all our remaining assets available for distribution.  Holders of common stock have no preemptive or conversion rights and are not subject to further calls or assessment by us.  There are no redemption or sinking fund provisions applicable to our common stock.

Preferred Stock

This prospectus describes certain general terms and provisions of our preferred stock.  If we offer to sell a particular series of preferred stock, we will describe the specific terms of the securities in a supplement to this prospectus.  The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to the particular series of preferred stock.  Preferred stock will be issued under a certificate of designation relating to each series of preferred stock and is also subject to our Certificate of Incorporation.

Our Board is authorized, subject to limitations prescribed by law or any stock exchange on which our common stock is listed, to provide for the issuance of preferred stock in one or more series, to establish the number of shares to be included in each such series and to fix the designations, powers, preferences and rights of the shares of each of these series and any qualifications, limitations or restrictions thereof.

The ability of the Board to issue preferred stock, while providing flexibility in connection with financing, acquisitions and other corporate purposes, could have the effect of discouraging, deferring or preventing a change in control or an unsolicited acquisition proposal, since the issuance of preferred stock could be used to dilute the share ownership of a person or entity seeking to obtain control of us.  In addition, because the Board has the power to establish the preferences, powers and rights of the shares of any of these series of preferred stock, it may afford the holders of any preferred stock preferences, powers and rights (including voting rights) senior to the rights of the holders of common stock, which could adversely affect the rights of holders of common stock.

There are currently no shares of preferred stock outstanding.

Anti-Takeover Provisions

Certain provisions of the DGCL, as well as our Certificate of Incorporation and Bylaws, could have an anti-takeover effect and could delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares of our common stock held by stockholders.

Delaware General Corporation Law

We are a Delaware corporation and are subject to the terms of Section 203 of the DGCL.  Pursuant to Section 203 of the DGCL, a Delaware corporation may not, with certain exceptions, engage in any of a broad range of business combinations, such as mergers, consolidations and sales of assets, with an “interested stockholder,” as defined below, for a period of three years from the date that such person became an interested stockholder unless:

•                  the transaction that results in a person’s becoming an interested stockholder or the business combination is approved by the board of directors of the corporation before the person becomes an interested stockholder;

•                  upon consummation of the transaction that results in the stockholder becoming an interested stockholder, the interested stockholder owns 85% or more of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and shares owned by certain employee stock plans; or

•                  on or after the time the person becomes an interested stockholder, the business combination is approved by the corporation’s board of directors and by holders of at least two thirds of the corporation’s outstanding voting stock, excluding shares owned by the interested stockholder, at a meeting of stockholders.

Under Section 203 of the DGCL, an “interested stockholder” is defined as any person, other than the corporation and any direct or indirect majority-owned subsidiary, that is:

•                  the owner of 15% or more of the outstanding voting stock of the corporation or

•                  an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.

Under certain circumstances, Section 203 of the DGCL makes it more difficult for a person who would be an interested stockholder to effect various business combinations with a corporation for a three-year period, although the stockholders may elect to exclude a corporation from the restrictions imposed thereunder.  The provisions of Section 203 of the DGCL may encourage companies interested in acquiring us to negotiate in advance with the Board, because the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction that results in the stockholder becoming an interested stockholder.  These provisions also may have the effect of preventing changes in our management.  It is further possible that such provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interest.

Certificate of Incorporation and Bylaws

Special Meeting of Stockholders.  Our Bylaws provide that special meetings of stockholders may be called only by our Board, the Chairman of our Board or our Chief Executive Officer or President, or by holders of at least 25% of the outstanding shares of capital stock then entitled to vote on any matter for which the respective meeting is being called, which may have the effect of discouraging unsolicited takeover attempts requiring stockholder approval.

Advance Notice Requirements for Stockholder Proposals and Director Nominations.  Our Bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing.  To be timely, a stockholders notice needs to be delivered to our principal executive offices within specified time periods.  Our Bylaws also specify certain requirements as to the form and content of the stockholders notice. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Authorized but Unissued Shares.  Subject to the listing requirements of The NASDAQ Global Market, our authorized but unissued shares of common stock (including treasury shares) and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, corporate acquisitions, employee benefit plans and stockholder rights plans.  The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer or merger, or otherwise.

Transfer Agent

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

Listing

Our common stock is listed for trading on The NASDAQ Global Market under the trading symbol “TRGL.”

DESCRIPTION OF DEPOSITARY SHARES

We may offer and sell (either separately or together with other securities offered by this prospectus) depositary shares representing fractional interests in the preferred shares of any class or series.  In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a bank, trust company or other financial institution, as depositary, with respect to such deposit agreement, all as described in the prospectus supplement relating to the particular issue of depositary shares.  Depositary shares will be evidenced by depositary receipts issued pursuant to the related deposit agreement.  The following description of depositary shares contains certain general terms and provisions of the depositary shares and the related depositary receipts and deposit agreement to which any prospectus supplement may relate.  Certain other terms of any depositary shares and the related depositary receipts and deposit agreement will be described in the applicable prospectus supplement.  To the extent that any particular terms of any depositary shares or the related depositary receipts or deposit agreement described in a prospectus supplement differ from any of the terms described in this prospectus, then those particular terms described in this prospectus shall be deemed to have been superseded by that prospectus supplement.

General

We may, at our option, elect to offer interests in fractional preferred shares of any class or series, rather than full preferred shares.  In the event such option is exercised, we will deposit preferred shares of such class or series with a depositary and cause such depositary to issue depositary receipts evidencing the related depositary shares, each of which will represent a fractional interest (to be set forth in the applicable prospectus supplement) of a share of such class or series, as the case may be, of preferred shares.

The preferred shares of any class or series represented by depositary shares will be deposited under a separate deposit agreement between us and the applicable depositary, which shall be a bank, trust company or other financial institution selected by us having an office in the United States.  Subject to the terms of the deposit agreement, each holder of a depositary receipt issued under that deposit agreement will be entitled, in proportion to the applicable fraction of a preferred share represented by the related depositary share, to all the rights and preferences of the preferred shares represented thereby (including, if applicable and subject to the matters discussed below, any distribution, voting, redemption, conversion, exchange and liquidation rights).

Depositary shares may be issued in respect of preferred shares of any class or series.  Upon the issuance of any such preferred shares, we will deposit such preferred shares with the relevant depositary and will cause the depositary to issue, on our behalf, the related depositary receipts.

Reference is made to the applicable prospectus supplement relating to the depositary shares offered thereby for their specific terms, including, where applicable:

•                  the terms of the class or series of preferred shares deposited by us under the related deposit agreement, the number of such depositary shares and the fraction of one share of such preferred shares represented by one such depositary share;

•                  whether such depositary shares will be listed on any securities exchange; and

•                  any other specific terms of such depositary shares and the related deposit agreement.

Depositary receipts may be surrendered for transfer or exchange at any office or agency of the relevant depositary maintained for that purpose, subject to the terms of the related deposit agreement.  Unless otherwise specified in the applicable prospectus supplement, depositary receipts will be issued in denominations evidencing any whole number of depositary shares.  No service charge will be made for any permitted transfer or exchange of depositary receipts, but we or the depositary may require payment of any tax or other governmental charge payable in connection therewith.

Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, execute and deliver temporary depositary receipts that are substantially similar to, and entitle the holders thereof to all the rights pertaining to, the definitive depositary receipts.  Depositary receipts will be prepared thereafter and, when definitive depositary receipts are available, temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

Distributions

The depositary will distribute all cash distributions received in respect of the deposited preferred shares to the recordholders, as of the relevant record date, of depositary receipts relating to such preferred shares in proportion, insofar as possible, to the numbers of such depositary shares owned by such holders on such record date.  The depositary will distribute only such amount, however, as can be distributed without distributing to any holder of depositary receipts a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum, if any, received by the depositary for distribution to recordholders of those depositary receipts.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the recordholders, as of the relevant record date, of depositary receipts entitled thereto in proportion, insofar as possible, to the number of depositary shares owned by such holders on such record date.  If, however, the depositary determines that it is not feasible to make such distribution, it may, with our approval, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (public or private) of such property and the distribution of the net proceeds from such sale to such holders.

The deposit agreement may also contain provisions relating to the manner in which any subscription or similar rights offering offered by us to holders of the related class or series of preferred shares will be made available to holders of depositary receipts.

The amount distributed in any of the foregoing cases will be reduced by any amount required to be withheld by us or the depositary on account of taxes.

Redemption and Repurchase of Preferred Shares

If a class or series of preferred shares represented by depositary shares is redeemable at our option and is to be redeemed, in whole or in part, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of such class or series of preferred shares held by the depositary.  The depositary shares will be redeemed by the depositary at a price per depositary share equal to the applicable fraction of the redemption price and of any other amounts or property per share payable upon such redemption with respect to the preferred shares so redeemed.  Whenever we redeem preferred shares held by the depositary, the depositary will redeem as of the same date the number of depositary shares representing the preferred shares so redeemed, provided that we have paid in full to the depositary the redemption price of the preferred shares to be redeemed plus any other amounts or property payable upon such redemption with respect to the shares to be so redeemed.  If fewer than all the depositary shares are to be redeemed at our option, the depositary shares to be redeemed will be selected by the depositary by lot or pro rata or by any other equitable method as may be determined by the depositary.  If the depositary shares evidenced by a depositary receipt are to be redeemed in part only, a new depositary receipt will be issued for any depositary shares not so redeemed.

After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the related depositary receipts with respect to the depositary shares so called for redemption will cease, except the right to receive any monies or other property payable upon redemption upon surrender of such depositary receipts to the depositary.

Depositary shares, as such, are not subject to repurchase by us at the option of the holders.  Nevertheless, if the preferred shares represented by depositary shares are subject to repurchase at the option of the holders, then, on the terms and subject to the conditions applicable to such preferred shares, the related depositary receipts may be surrendered by the holders thereof to the depositary with written instructions to the depositary to instruct us to repurchase the preferred shares represented by the depositary shares evidenced by such depositary receipts at the applicable repurchase price.  Upon receipt of such instructions and subject to our having funds legally available therefor, we will repurchase the requisite whole number of such preferred shares from the depositary, who in turn will repurchase such depositary shares.  Notwithstanding the foregoing, holders shall only be entitled to request the repurchase of depositary shares representing one or more whole shares of the related preferred shares.  The repurchase price per depositary share will be equal to the repurchase price and any other amounts or property payable per share upon such redemption with respect to the preferred shares multiplied by the fraction of a preferred share represented by one depositary share.  If the depositary shares evidenced by a depositary receipt are to be repurchased in part only, one or more new depositary receipts will be issued for any depositary shares not to be repurchased.

Withdrawal of Preferred Shares

Any holder of depositary receipts may, upon surrender of the depositary receipts at the applicable office or agency of the depositary (unless the related depositary shares have previously been called for redemption), receive the number of whole shares of the related class or series of preferred shares and any money or other property represented by such depositary receipts.  Holders shall be entitled only to request the withdrawal of one or more whole shares of the related preferred shares and must surrender depositary receipts evidencing depositary shares that in turn represent such whole preferred shares.  Holders of depositary receipts making such withdrawals will be entitled to receive whole preferred shares on the basis set forth in the related prospectus supplement, but holders of such whole preferred shares will not thereafter be entitled to deposit such preferred shares under the deposit agreement or to receive depositary receipts therefor.  If the depositary receipts surrendered by the holder in connection with such withdrawal evidence a number of depositary shares representing more than the number of whole preferred shares to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Voting Deposited Preferred Shares

Upon receipt of notice of any meeting at which the holders of any class or series of deposited preferred shares are entitled to vote, the applicable depositary will mail the information contained in such notice of meeting to the recordholders of the depositary receipts relating to such class or series of preferred shares.  Each recordholder of such depositary receipts on the record date (which will be the same date as the record date for the relevant class or series of preferred shares) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the preferred shares represented by such depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of preferred shares represented by such depositary shares in accordance with such instructions, and we will agree to take all reasonable actions that may be deemed necessary by the depositary in order to enable the depositary to do so.  The depositary will abstain from voting preferred shares to the extent it does not receive specific instructions from the holders of depositary receipts evidencing the depositary shares representing such preferred shares.

Conversion and Exchange of Preferred Shares

If the preferred shares represented by depositary shares are exchangeable at our option for other securities, then, whenever we exercise our option to exchange all or a portion of such preferred shares held by the depositary, the depositary will exchange as of the same date a number of such depositary shares representing such preferred shares so exchanged, provided we shall have issued and delivered to the depositary the securities for which such preferred shares are to be exchanged.  The exchange rate per depositary share shall be equal to the exchange rate per preferred share multiplied by the fraction of a preferred share represented by one depositary share.  If less than all of the depositary shares are to be exchanged, the depositary shares to be exchanged will be selected by the depositary by lot or pro rata or other equitable method, in each case as may be determined by us.  If the depositary shares evidenced by a depositary receipt are to be exchanged in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be exchanged.

Depositary shares, as such, are not convertible or exchangeable at the option of the holders into other securities or property.  Nevertheless, if the preferred shares represented by depositary shares are convertible into or exchangeable for other securities or property at the option of the holders, then, on the terms and subject to the conditions applicable to such preferred shares, the related depositary receipts may be surrendered by holders thereof to the depositary with written instructions to the depositary to instruct us to cause conversion or exchange, as the case may be, of the preferred shares represented by the depositary shares evidenced by such depositary receipts into such number or amount of other securities, in authorized denominations, or other property, as the case may be, as specified in the related prospectus supplement.  We, upon receipt of such instructions and any amounts payable in respect thereof, will cause the conversion or exchange, as the case may be, and will deliver to the holders (or cause the depositary to deliver to the holders) such number or amount of other securities, in authorized denominations, or other property, as the case may be (and, if required by the terms of the applicable preferred shares, cash in lieu of any fractional share).  Notwithstanding the foregoing, holders shall only be entitled to request the conversion or exchange of depositary shares representing one or more whole shares of the related preferred shares.  The exchange or conversion rate per depositary share shall be equal to the exchange or conversion rate per preferred share multiplied by the fraction of a preferred share represented by one depositary share.  If the depositary shares evidenced by a depositary receipt are to be converted or exchanged in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted or exchanged.

Amendment and Termination of Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary.  However, any amendment that materially and adversely alters the rights of the holders of the depositary receipts issued under any deposit agreement or the related depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of such depositary shares then outstanding (or such greater proportion as may be required by the rules of any securities exchange on which such depositary shares may be listed).  In no event may any such amendment impair the right of any holder of depositary receipts, subject to the conditions specified in the deposit agreement, to receive the related preferred shares upon surrender of such depositary receipts as described above under “—Withdrawal of Preferred Shares.”  Every holder of an outstanding depositary receipt at the time any such amendment becomes effective, or any transferee of such holder, shall be deemed, by continuing to hold such depositary receipt, or by reason of the acquisition thereof, to consent and agree to such amendment and to be bound by the deposit agreement as amended thereby.

The deposit agreement automatically terminates if:

•                  all outstanding depositary shares issued thereunder have been redeemed or repurchased by us;

•                  each preferred share deposited thereunder has been converted into or exchanged for other securities or other property or has been withdrawn; or

•                  there has been a final distribution in respect of the preferred shares deposited thereunder in connection with any liquidation, dissolution or winding-up of us and such distribution has been distributed to the holders of related depositary receipts.

Charges of Depositary

We will pay all taxes and governmental charges arising solely from the existence of the depositary arrangements.  We will pay all fees and expenses of the depositary in connection with the initial deposit of the relevant class or series of preferred shares or arising in connection with the performance of its duties under the deposit agreement.  Holders of depositary receipts will pay all other transfer and other taxes and governmental charges and such other charges or expenses as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any such resignation or removal to take effect upon the appointment by us of a successor depositary and its acceptance of such appointment.  Such successor depositary must be a bank, trust company or other financial institution selected by us having an office in the United States.

Miscellaneous

The depositary will forward to the holders of the applicable depositary receipts all reports and communications from us that are delivered to the depositary and that are intended for delivery to holders of the deposited preferred shares.

Neither the depositary nor we will be liable if either of us is prevented or delayed by law or any circumstances beyond its control from performing its obligations under the deposit agreement.  The obligations of us and the depositary under the deposit agreement will be limited to performance of our respective duties thereunder without gross negligence and willful misconduct and neither of us will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or preferred shares unless satisfactory indemnity is furnished.  We and any depositary may rely upon written advice of counsel or accountants or upon information provided by holders of depositary receipts or other person believed to be competent and on documents believed to be genuine.

DESCRIPTION OF WARRANTS

We may offer and sell warrants either separately or together with other securities to purchase common stock, preferred stock, depositary shares, and/or debt securities in one or more series.  The warrants are to be issued under warrant agreements, each to be entered into between us and a bank, trust company or other financial institution, as warrant agent, all as described in the prospectus supplement relating to the particular issue of warrants.  The form of warrant agreement, including the form of certificate representing the applicable warrants, that will be entered into with respect to a particular offering of warrants will be filed as an exhibit to a document that is incorporated or deemed to be incorporated by reference in this prospectus.  The following description provides certain general terms and provisions of the warrants and the related warrant agreements to which any prospectus supplement may relate and is not complete.  Certain other terms of any warrants and the related warrant agreement will be described in the applicable prospectus supplement.  To the extent that any particular terms of any warrants or the related warrant agreement described in a prospectus supplement differ from any of the terms described in this prospectus, then those particular terms described in this prospectus shall be deemed to have been superseded by that prospectus supplement.

General

Reference is made to the applicable prospectus supplement for the terms of the warrants to be offered, including (where applicable):

•                  the title and aggregate number of the applicable warrants;

•                  the number of shares of common stock, preferred stock or depositary shares or the amount of debt securities, as the case may be, that may be purchased upon exercise of each warrant;

•                  the price, or the manner of determining the price, at which the common shares, preferred shares or depositary shares or the amount of debt securities, as the case may be, may be purchased upon exercise of each warrant;

•                  if other than cash, the property and manner in which the exercise price for the warrants may be paid;

•                  any minimum or maximum number of warrants that are exercisable at any one time;

•                  the time or times at which, or the period or periods during which, the warrants may be exercised and the expiration date of those warrants;

•                  the terms of any mandatory or optional redemption provisions relating to the warrants;

•                  the terms of any right we have to accelerate the exercise of the warrants upon the occurrence of certain events;

•                  whether the warrants will be sold with any other securities, and the date, if any, on and after which those warrants and any other securities will be separately transferable;

•                  the identity of the warrant agent; and

•                  any other terms of the warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase such number of common shares, preferred shares or depositary shares or such amount of debt securities, as the case may be, at such exercise price as shall be set forth, or shall be determinable as set forth, in the applicable prospectus supplement.  Warrants may be exercised at the times and in the manner set forth in the applicable prospectus supplement.  The applicable prospectus supplement will specify how the exercise price of any warrants is to be paid, which may include payment in cash or by surrender of other warrants issued under the same warrant agreement (a so-called “cashless exercise”).  Upon receipt of payment of the exercise price and, if required, the certificate representing the warrants being exercised properly completed and duly executed at the office or agency of the applicable warrant agent or at any other office or agency designated for that purpose, we will promptly deliver the securities to be delivered upon such exercise.

No Rights as Holders of Shares

Holders of common stock, preferred stock or depositary share warrants will not be entitled, by virtue of being such holders, to vote, consent or receive notice as holders of our outstanding shares in respect of any meeting of holders of our shares for the election of our directors or any other matter, or to exercise any other rights whatsoever as holders of our shares, or to receive dividends or distributions, if any, on our shares.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may offer and sell subscription rights (either separately or together with other securities) to purchase common stock, preferred stock, depositary stock and/or debt securities in one or more series.  In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase all or a portion of any securities remaining unsubscribed for after such offering.  The following description provides certain general terms and provisions of the subscription rights to which any prospectus supplement may relate and is not complete.  Certain other terms of any subscription rights will be described in the applicable prospectus supplement.  To the extent that any particular terms of any subscription rights described in a prospectus supplement differ from any of the terms described in this prospectus, then those particular terms described in this prospectus shall be deemed to have been superseded by that prospectus supplement.

General

Reference is made to the applicable prospectus supplement for the terms of the subscription rights to be offered, including (where applicable):

•                  the price, if any, for the subscription rights;

•                  the exercise price payable for each share of common stock, shares of preferred stock, depositary share or debt security upon the exercise of the subscription rights;

•                  the number of subscription rights issued;

•                  the number and terms of the shares of common stock, shares of preferred stock or depositary shares or the amount and terms of the debt securities that may be purchased per subscription right;

•                  the extent to which the subscription rights are transferable;

•                  the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•                  the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;

•                  if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights; and

•                  any other terms of the subscription rights, including the terms, procedures and limitations relating to the exercise of the subscription rights.

Exercise of Subscription Rights

Each subscription right will entitle the holder to purchase such number of common shares, preferred shares or depositary shares or such amount of debt securities, as the case may be, at such exercise price as shall be set forth, or shall be determinable as set forth, in the applicable prospectus supplement.  Subscription rights may be exercised at the times and in the manner set forth in the applicable prospectus supplement.  The applicable prospectus supplement will specify how the exercise price of any subscription rights is to be paid.  Upon receipt of payment of the exercise price and, if required, the certificate representing the subscription rights being exercised properly completed and duly executed at the office or agency designated for that purpose, we will promptly deliver the securities to be delivered upon such exercise.

No Rights as Holders of Shares

Holders of subscription rights to purchase shares of common stock, preferred shares or depositary shares will not be entitled, by virtue of being such holders, to vote, consent or receive notice as holders of our outstanding shares in respect of any meeting of holders of our shares for the election of our directors or any other matter, or to exercise any other rights whatsoever as holders of our shares, or to receive dividends or distributions, if any, on our shares.

DESCRIPTION OF DEBT SECURITIES

We may offer and sell debt securities consisting of notes, debentures or other evidence of indebtedness, in one or more series. The following summary of the terms of the debt securities describes general terms that apply to the debt securities.  The debt securities offered pursuant to this prospectus will be unsecured obligations and will be either senior debt or subordinated debt and may be convertible debt.  The particular terms of any debt securities will be described more specifically in each prospectus supplement relating to those debt securities.  Where any provision in an accompanying prospectus supplement is inconsistent with any provision in this summary, the prospectus supplement will control.

Debt securities will be issued under an indenture, the terms of which are summarized below. Where we make no distinction in our summary between senior debt securities and subordinated debt securities, the applicable information refers to any debt securities.  We urge you to read the applicable indenture and any applicable prospectus supplement in their entirety.

General

The indenture will not limit the aggregate principal amount of debt securities we may issue and will provide that we may issue debt securities thereunder from time to time in one or more series.  The indenture will not limit the amount of other indebtedness or debt securities, other than certain secured indebtedness as described below, that we or our subsidiaries may issue.  Under the indenture, the terms of the debt securities of any series may differ and we, without the consent of the holders of the debt securities of any series, may reopen a previous series of debt securities and issue additional debt securities of the series or establish additional terms of the series.

Unless otherwise provided in a prospectus supplement, any senior debt securities will be our unsecured obligations and will rank equally with all of our other unsecured and senior indebtedness.

Because our assets may be held in subsidiaries, our rights and the rights of our creditors (including the holders of debt securities) and stockholders to participate in any distribution of assets of any subsidiary upon the subsidiary’s liquidation or reorganization or otherwise would be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may be a creditor with recognized claims against the subsidiary.

You should refer to the prospectus supplement that accompanies this prospectus for a description of the specific series of debt securities we are offering by that prospectus supplement.  The terms may include:

•                  the title and specific designation of the debt securities, including whether they are senior debt securities or subordinated debt securities;

•                  the terms of subordination, if applicable;

•                  any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

•                  whether the debt securities are convertible and, if so, the terms of conversion;

•                  the date or dates on which we must pay principal;

•                  the rate or rates at which the debt securities will bear interest or the manner in which interest will be determined, if any interest is payable;

•                  the date or dates from which any interest will accrue, the date or dates on which we must pay interest and the record date for determining who is entitled to any interest payment;

•                  the place or places where we must pay the debt securities and where any debt securities issued in registered form may be sent for transfer or exchange;

•                  the terms and conditions on which we may, or may be required to, redeem the debt securities;

•                  the terms and conditions of any sinking fund;

•                  the terms and conditions of modifications, amendments and waivers of any terms of the debt securities;

•                  if other than denominations of $1,000, the denominations in which we may issue the debt securities;

•                  the amount we will pay if the maturity of the debt securities is accelerated;

•                  whether we will issue the debt securities in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;

•                  events of default or covenants (including relating to mergers, consolidations and sales of assets) that apply to the debt securities;

•                  whether the debt securities will be defeasible; and

•                  any other terms of the debt securities and any other deletions from or modifications or additions to the indenture in respect of the debt securities, including those relating to the subordination of any debt securities.

Unless the applicable prospectus supplement specifies otherwise, the debt securities will not be listed on any securities exchange.  We may issue the debt securities in fully registered form without coupons.

Unless otherwise stated in the prospectus supplement, we will pay principal, premium, interest and additional amounts, if any, on the debt securities at the office or agency we maintain for that purpose (initially the corporate trust office of the trustee).  Interest will be payable on any interest payment date to the registered owners of the debt securities at the close of business on the regular record date for the interest payment in immediately available funds.  We will name in the prospectus supplement all paying agents we initially designate for the debt securities.  We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place where payments on the debt securities are payable.

Unless otherwise stated in the prospectus supplement, the debt securities may be presented for transfer (duly endorsed or accompanied by a written instrument of transfer, if we or the security registrar so requires) or exchanged for other debt securities of the same series (containing identical terms and provisions, in any authorized denominations, and in the same aggregate principal amount) at the office or agency we maintain for that purpose (initially the corporate trust office of the trustee).  There will be no service charge for any transfer or exchange, but we may require payment sufficient to cover any tax or other governmental charge or expenses payable in connection with the transfer or exchange.

We may initially appoint the trustee as security registrar.  Any transfer agent (in addition to the security registrar) we initially designate for any debt securities will be named in the related prospectus supplement.  We may designate additional transfer agents, rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place where any payments on the debt securities are payable.

Unless otherwise stated in the prospectus supplement, we will issue the debt securities only in fully registered form, without coupons, in minimum denominations of $1,000 and integral multiples of $1,000.  The debt securities may be represented in whole or in part by one or more global debt securities.  Each global security will be registered in the name of a depositary or its nominee and the global security will bear a legend regarding the restrictions on exchanges and registration of transfer. Interests in a global security will be shown on records maintained by the depositary and its participants, and transfers of those interests will be made as described below.  Provisions relating to the use of global securities are more fully described below in the section entitled “— Use of Global Securities.”

We may issue the debt securities as original issue discount securities (bearing no interest or bearing interest at a rate that at the time of issuance is below market rates) to be sold at a substantial discount below their principal amount.  We will describe certain special U.S. federal income tax and other considerations applicable to any debt securities that are issued as original issue discount securities in the applicable prospectus supplement.

If the purchase price of any debt securities is payable in one or more foreign currencies or currency units, or if any debt securities are denominated in one or more foreign currencies or currency units, or if any payments on the debt securities are payable in one or more foreign currencies or currency units, we will describe the restrictions, elections, certain U.S. federal income tax considerations, specific terms and other information about the debt securities and the foreign currency or currency units in the prospectus supplement.

We will comply with Section 14(e) under the Exchange Act and any other tender offer rules under the Exchange Act that may then be applicable, in connection with any obligation to purchase debt securities at the option of the holders.  Any such obligation applicable to a series of debt securities will be described in the related prospectus supplement.

Use of Global Securities

The debt securities of any series may be issued in whole or in part in the form of one or more global debt securities that will be deposited with a depositary or its nominee identified in the series prospectus supplement.

The specific terms of the depositary arrangement covering debt securities will be described in the prospectus supplement relating to that series.  We anticipate that the following provisions or similar provisions will apply to depositary arrangements relating to debt securities, although to the extent that the terms of any arrangement differ from those described in this section, the terms of the arrangement shall supersede those in this section.  In this section, the term “debt securities” will refer to senior, subordinated and convertible debt securities.

Upon the issuance of a global security, the depositary for the global security or its nominee will credit to accounts in its book-entry registration and transfer system the principal amounts of the debt securities represented by the global security. These accounts will be designated by the underwriters or agents with respect to such debt securities or by us if such debt securities are offered and sold directly by us.  Only institutions that have accounts with the depositary or its nominee, and persons who hold beneficial interests through those participants, may own beneficial interests in a global security.  Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary, its nominee or any such participants.  The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form.  These laws may prevent you from transferring your beneficial interest in a global security.

So long as the depositary or its nominee is the registered owner of a global security, the depositary or nominee will be considered the sole owner or holder of the debt securities represented by the global security.  Except as described below, owners of beneficial interests in a global security will not be entitled to have debt securities registered in their names and will not be entitled to receive physical delivery of the debt securities in definitive form.

We will make all payments of principal of, any premium and interest on, and any additional amounts with respect to, debt securities issued as global securities to the depositary or its nominee.  Neither we nor the trustee, any paying agent or the security registrar assumes any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security.

We expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment with respect to such debt securities, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of the global security for such debt securities as shown on the records of such depositary or its nominee.  We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name,” and will be the responsibility of such participants.

DESCRIPTION OF PURCHASE CONTRACTS AND SHARE PURCHASE UNITS

We may offer share purchase contracts and share purchase units (either separately or together with other securities).  The applicable prospectus supplement will describe the specific terms of any share purchase contracts or share purchase units and, if applicable, any prepaid securities (as defined below).  The form of share purchase contract and, if applicable, the form of any related pledge or depositary agreement relating to any particular offering of share purchase contracts or share purchase units will be filed as an exhibit to a document that is incorporated or deemed to be incorporated by reference in this prospectus.

The following description of the share purchase contracts and share purchase units provides certain general terms and provisions of the share purchase contracts and share purchase units to which any prospectus supplement may relate.  Certain other terms of any share purchase contracts or share purchase units, as the case may be, and, if applicable, any related pledge or depositary agreement will be described in the applicable prospectus supplement.  To the extent that any particular terms of any share purchase contracts or share purchase units or, if applicable, any related pledge or depositary agreement described in a prospectus supplement differ from any of the terms described in this prospectus, then those particular terms described in this prospectus shall be deemed to have been superseded by that prospectus supplement.

We may issue share purchase contracts, representing contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock at a future date or dates.  The consideration per share of common stock may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts.  Any share purchase contract may include antidilution provisions to adjust the number of shares issuable pursuant to such share purchase contract upon the occurrence of certain events.

We may issue the share purchase contracts separately or as a part of share purchase units consisting of a share purchase contract and either:

•                  debt securities,

•                  shares of preferred stock,

•                  depositary shares, or

•                  any combination of the foregoing, securing the holder’s obligations to purchase shares under the share purchase contracts.

The share purchase contracts may require us to make periodic payments to the holders of the share purchase units or vice versa, and such payments may be unsecured or prefunded on some basis.  The share purchase contracts may require holders to secure their obligations thereunder in a specified manner.  In certain circumstances, we may deliver newly issued prepaid share purchase contracts (which we refer to as “prepaid securities”) upon release to a holder of any collateral securing the holder’s obligations under the original share purchase contract.

We will describe the terms of any share purchase contracts, share purchase units and prepaid securities in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue, in one more series, units consisting of common stock, preferred stock, depositary shares, debt securities and/or warrants for the purchase of common stock, preferred stock, depositary shares and/or debt securities in any combination in such amounts and in such numerous distinct series as we determine.  The applicable prospectus supplement will describe the specific terms of units.  The form of unit agreement relating to any particular offering of units will be filed as an exhibit to a document that is incorporated or deemed to be incorporated by reference in this prospectus.

The following description of the units provides certain general terms and provisions of the units to which any prospectus supplement may relate.  Certain other terms of any units will be described in the applicable prospectus supplement.  To the extent that any particular terms of any units described in a prospectus supplement differ from any of the terms described in this prospectus, then those particular terms described in this prospectus shall be deemed to have been superseded by that prospectus supplement.

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.  The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

•                  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately; and

•                  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Depositary Shares,” “Description of Warrants” and “Description of Debt Securities” will apply to each unit and to any common stock, preferred stock, depositary share, warrant or debt security included in each unit, respectively.

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit.  A single bank or trust company may act as unit agent for more than one series of units.  A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us.  Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We, and any unit agent and any of their agents, may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

PLAN OF DISTRIBUTION

We may sell our securities in any one or more of the following ways from time to time:  (1) through agents; (2) to or through underwriters; (3) through brokers or dealers; (4) directly by us to purchasers, including through a specific bidding, auction or other process; or (5) through a combination of any of these methods of sale. The applicable prospectus supplement and/or other offering materials will contain the terms of the transaction, name or names of any underwriters, dealers or agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.

Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.

The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.

Offers to purchase securities may be solicited directly by us or by agents designated by us from time to time. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement and/or other offering material, the obligations of the underwriters are subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if they purchase any of them.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction or in cross-trades, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold.

Offers to purchase securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.

If so indicated in the applicable prospectus supplement and/or other offering materials, we may authorize agents and underwriters to solicit offers by certain institutions to purchase securities from us at the public offering price set forth in the applicable prospectus supplement and/or other offering material pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement and/or other offering material. Such delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement and/or other offering material.

Agents, underwriters and dealers may be entitled under relevant agreements with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement and/or other offering material.

We may also sell shares of our common stock through various arrangements involving mandatorily or optionally exchangeable securities, and this prospectus may be delivered in connection with those sales.

We may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement and/or other offering material so indicates, in connection with those transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement and/or other offering material, including in short sale transactions and by issuing securities not covered by this prospectus but convertible into, exchangeable for or representing beneficial interests in securities covered by this prospectus, or the return of which is derived in whole or in part from the value of such securities. The third parties may use securities received under derivative, sale or forward sale transactions or securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those transactions to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment) and/or other offering material.

Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent will be in amounts to be negotiated in connection with transactions involving shares and might be in excess of customary commissions. In effecting sales, broker-dealers engaged by us may arrange for other broker-dealers to participate in the resales.

Any offered securities other than common stock will be a new issue and, other than the common stock, which is listed on The NASDAQ Global Market, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement and/or other offering material, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

Agents, underwriters and dealers may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on The NASDAQ Global Market, in the over-the-counter market or otherwise.

The place and time of delivery for securities will be set forth in the accompanying prospectus supplement and/or other offering material for such securities.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. You can call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available at the SEC’s website at www.sec.gov.

We disclose important information to you by referring you to documents that we have previously filed with the SEC or documents that we will file with the SEC in the future. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information that is directly included in this document. The documents we incorporate by reference herein are:

•                  our Annual Report on Form 10-K for the year ended December 31, 2008;

•                  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009;

•                  our Current Reports on Form 8-K filed with the SEC on January 20, 2009, January 27, 2009, January 30, 2009 (Items 1.02 and 3.03 only), February 4, 2009, March 9, 2009, March 23, 2009, April 1, 2009, June 8, 2009 (Item 5.02 only), August 17, 2009 (Item 5.02 only), August 24, 2009, September 17, 2009, October 6, 2009; October 9, 2009; November 12, 2009 and December 2, 2009; and

•                  our Definitive Proxy Statement on Schedule 14A for the 2009 annual meeting of stockholders.

We also incorporate by reference herein any further filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to effectiveness thereof as well as after the date of the filing of the registration statement to which this prospectus relates and until we terminate the offering of securities pursuant to this prospectus. Our subsequent filings with the SEC will automatically update and supersede information in this prospectus. We do not incorporate by reference any information in any future filings deemed furnished and not filed pursuant to applicable rules.

Copies of any documents incorporated by reference in this prospectus may be obtained free of charge upon written or oral request by contacting us at Toreador Resources Corporation, 13760 Noel Road, Suite 1100, Dallas, TX 75240-1383, (214) 559-3933.  Information about us, including our SEC filings, is also available at our website at www.toreador.net.  However, the information on our website is not a part of, or incorporated by reference in, this prospectus or any prospectus supplement that we file and should not be relied upon in determining whether to make an investment in our securities.

LEGAL MATTERS

Willkie Farr & Gallagher LLP will pass upon the validity of any securities we offer by this prospectus. If the validity of any securities is also passed upon by counsel for the underwriters of an offering of those securities, that counsel will be named in the prospectus supplement relating to that offering.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said reports.

Information about our estimated proved reserves and future net cash flows attributable to such reserves was prepared by LaRoche Petroleum Consultants Ltd., an independent petroleum and geological engineering firm, and is included herein in reliance upon the authority of said firm as experts in reserves and present values.

$200,000,000

Toreador Resources Corporation

Common Stock
Preferred Stock
Depositary Shares
Warrants
Subscription Rights
Debt Securities
Share Purchase Contracts
Share Purchase Units
Units

PROSPECTUS

 , 2009

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses payable by the registrant in connection with the sale of the securities being registered hereby.  All the amounts shown are estimates, except the SEC registration fee.

Amount to be Paid
$11,160
SEC registration fee	*
Printing	*
Legal fees and expenses (including Blue Sky fees)	*
Accounting fees and expenses	*
Miscellaneous	*
TOTAL	$11,160

*Estimated expenses not presently known.

Item 15.  Indemnification of Directors and Officers

Section 145 of the DGCL provides, among other things, that a corporation may indemnify any director or officer of the corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director or officer of the corporation, or is or was serving at the corporation’s request as a director or officer of another entity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. The power to indemnify also applies to any threatened, pending or completed action or suit brought by or in the right of the corporation, but only to the extent of expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification will be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. To the extent that a present or former director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, such person will be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 102(b)(7) of the DGCL provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision will not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision will eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

The Company’s Certificate of Incorporation and Bylaws provide that it shall indemnify and hold harmless its officers and directors to the fullest extent authorized by the DGCL, as the DGCL exists or is amended to permit the Company to provide broader indemnification rights than the DGCL provided prior to such amendment, against all expense, liability and loss (including attorneys’ fees) reasonably incurred or suffered by such person in connection therewith; provided, however, that the Company shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the Board.  We currently maintain directors’ and officers’ liability insurance.

Item 16.  Exhibits

Please see the Exhibit Index included herewith, which is incorporated by reference herein.

Item 17.  Undertakings

(a) The Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)          Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)           That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)          Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)

(1)   For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)   For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Paris, France, on December 16, 2009.

TOREADOR RESOURCES CORPORATION

By:	/s/ Craig M. McKenzie
Craig M. McKenzie
Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Craig M. McKenzie and Marc Sengès, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments) and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	/s/ Craig M. McKenzie	Chief Executive Officer and Director (Principal Executive Officer)	December 16, 2009
Craig M. McKenzie

	/s/ Marc Sengès	Chief Financial Officer (Principal Financial and Accounting Officer)	December 16, 2009
Marc Sengès

	*	Chairman of the Board	December 16, 2009
Peter J. Hill

	*	Director	December 16, 2009
Julien Balkany

	*	Director	December 16, 2009
Adam Kroloff

	*	Director	December 16, 2009
Ian Vann

	*	Director	December 16, 2009
Herbert C. Williamson III

	*	Director	December 16, 2009
Bernard Polge de Combret

* By:	/s/ Craig M. McKenzie
Craig M. McKenzie
Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Document

1.1	Form of Underwriting Agreement.*

3.1

Restated Certificate of Incorporation of Toreador Resources Corporation (incorporated by reference to Exhibit 3.1 to Toreador Resources Corporation’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 29, 2005, File No. 0-2517).**

3.2

Fourth Amended and Restated Bylaws of Toreador Resources Corporation (incorporated by reference to Exhibit 3.1 to Toreador Resources Corporation’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 13, 2007, File No. 0-2517).**

4.1

Certificate of Designation, Preferences and Rights of Series B Preferred Stock (incorporated by reference to Exhibit 3.1 to Toreador Resources Corporation’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 24, 2008, File No. 0-2517).**

4.2	Form of Indenture for Senior Debt Securities.**

4.3	Form of Indenture for Subordinated Debt Securities.**

4.4	Form of Warrant Agreement.*

4.5	Form of Share Purchase Contract.*

4.6	Form of Unit Agreement.*

5.1	Opinion of Willkie Farr & Gallagher LLP.

12.1	Computation of Ratios of Earnings to Fixed Charges and Preferred Stock Dividends.**

23.1	Consent of Grant Thornton LLP.

23.2	Consent of LaRoche Petroleum Consultants Ltd.

23.3	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.1).

24.1	Power of Attorney.**

25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Senior Indenture and Subordinated Indenture.*

*	To be filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in this registration statement, including a Current Report on Form 8-K.

**	Previously filed.